Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Class A, Class C, and Class Y Shares' Prospectus of Pioneer Global Aggregate Bond Fund, and in the Class A, Class B, Class C, Class Y, and Class Z Shares' Prospectus of Pioneer Global High Yield Fund; and "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class C, and Class Y Shares' Statement of Additional Information of Pioneer Global Aggregate Bond Fund, and in the Class A, Class B, Class C, Class Y, and Class Z Shares' Statement of Additional Information of Pioneer Global High Yield Fund; and to the incorporation by reference of our report, dated December 28, 2010, on the financial statements and financial highlights of Pioneer Global Aggregate Bond Fund, and Pioneer Global High Yield Fund in the Annual Report to the Shareowners for the year ended October 31, 2010 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A, No. 333-62166)of Pioneer Series Trust VII.

                              /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 16, 2011